Exhibit 10.124

MTI MICROFUEL CELLS INC.

2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

(Amended and Restated as of September 23, 2004)

    DEFINITIONS.

    Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this MTI MicroFuel Cells Inc. 2001 Employee, Director and Consultant Stock Option Plan, shall have the following meanings:

      "Administrator" means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.
      "Affiliate" means a "parent corporation" or "subsidiary corporation", as such terms are defined in Section 424 of the Code.
      "Board of Directors" means the Board of Directors of the Company.
      "Change of Control" means (i) a sale of all or substantially all of the assets of the Company (other than in connection with financing transactions, sale and leaseback transactions or other similar transactions) to a person or entity other than Mechanical Technology Incorporated (such other person or entity being a "Third Party"), (ii) a sale by any persons or entities who are stockholders of the Company immediately prior to the date of such sale (but excluding sales by the Company) resulting in more than 50% of the voting stock of the Company being held by a Third Party, or (iii) the occurrence of a "Change of Control" as defined in the Mechanical Technology Incorporated 1999 Employee Stock Incentive Plan.
      "Code" means the Internal Revenue Code of 1986, as amended, together with any rules or regulations promulgated or proposed thereunder.
      "Committee" means the Compensation Committee of the Board of Directors or such other committee thereof to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
      "Common Stock" means shares of the Company's Common Stock $.01 par value per share.
      "Company" means MTI MicroFuel Cells Inc., a Delaware corporation.
      "Eligible Employee" means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.
      "Estate" shall mean, collectively, the executors, estate, legal or personal representatives, administrators and heirs of an Eligible Employee or a Participant.
      "Fair Market Value" of a Share of Common Stock means such value as the Administrator, in good faith, shall determine.
      "ISO" means an Option meant to qualify as an incentive stock option under Section 422(b) of the Code.
      "Non-Qualified Option" means an Option which is not intended to qualify or does not qualify as an ISO.
      "Option" means the right to purchase Shares granted under the Plan.
      "Option Agreement" means an agreement between the Company and a Participant setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Shares may be purchased pursuant to the exercise of an Option. Such Option Agreement shall be subject to the terms of the Plan (which shall be incorporated therein by reference), shall contain such terms as the Administrator determines, and shall be in such form as the Administrator shall approve.
      "Participant" means an Eligible Employee, director or consultant to whom one or more Options are granted under the Plan and who is a party to an Option Agreement.
      "Plan" means this MTI MicroFuel Cells Inc. 2001 Employee, Director and Consultant Stock Option Plan.
      "Shares" means shares of the Company's Common Stock as to which Options have been or may be granted under the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
      "Ten Percent Stockholder" means any Eligible Employee who, immediately before any Option is granted to such Eligible Employee, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, or any parent or subsidiary corporation thereof, as such terms are defined in Section 424 of the Code.
    PURPOSES AND ADOPTION OF THE PLAN.

    The Plan is intended to encourage ownership of Shares by Eligible Employees and directors of and certain consultants to the Company, in order to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISO's and Non-Qualified Options.

    The Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the stockholders of the Company shall approve the Plan in accordance with Delaware law within twelve (12) months of its adoption by the Board of Directors.

    SHARES SUBJECT TO THE PLAN.

    The number of Shares which may be issued from time to time pursuant to this Plan shall be One Million Seven Hundred Sixty Six Thousand (1,766,000). Subject to any required action by the stockholders of the Company and the provisions of applicable law, the number of shares of Common Stock represented by the unexercised portion of an Option and the number of Shares which have been authorized or reserved for issuance hereunder, as well as the exercise price of a Share of Common Stock represented by the unexercised portion of an Option, shall be proportionately adjusted for any stock split, stock dividend, combination, recapitalization or similar transaction.

    If an Option no longer may be exercised, in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as exercisable until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

    ADMINISTRATION OF THE PLAN.

    The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Any action taken by the Administrator with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding.

    TERMS AND CONDITIONS OF OPTIONS.

    The terms of each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and the Participant. All ISO's (a) must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors, and (b) must be exercised within ten (10) years of the grant thereof, in the case of a Participant other than a Ten Percent Stockholder, and (ii) five (5) years of the grant thereof, in the case of a Participant who is a Ten Percent Stockholder. Employees who change their status from employee to consultant may, for the period of time in which they are a consultant, continue to hold options in the Company granted to them when they were employees, and will not trigger any obligation to purchase shares underlying such options until they cease to be an employee or consultant of the Company. Upon final termination of any employment or consultancy with the Company, any options granted to an employee will terminate if not exercised within thirty (30) days of termination. Employees that subsequently become consultants will not continue to vest in any options granted to them during the period in which they serve as a consultant, unless otherwise determined by the Board of Directors.

    Notwithstanding any other provision of the Plan, upon a Change of Control all Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Participants who are employed by the Company as of the date of the Change of Control.

    EXERCISE OF OPTIONS AND ISSUE OF SHARES.

    An Option (or any part or thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment shall be made by cash or in accordance with the terms of the Option Agreement executed by the Participant. An Option may be exercised only if compliance with all applicable federal and state securities laws is obtained, and may be exercised only by a Participant's (or if permitted by an Option Agreement, such Participant's Estate's) completion, execution and delivery of an investment letter and payment of the exercise price with respect thereto.

    RIGHTS AS A SHAREHOLDER.

    No Participant to whom an Option has been granted shall have rights as a shareholder of the Company until due exercise of the Option, tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

    AMENDMENT AND TERMINATION OF THE PLAN.

    The Plan may be amended or terminated in whole or in part by the Board of Directors in its sole discretion but no such action shall adversely affect or alter any right or obligation with respect to any Option or Option Agreement then in effect, except to the extent that any such action shall be required or desirable in the opinion of the Board of Directors in order to comply with the requirements of the Code with respect to any ISO's.

    BURDEN AND BENEFIT.

    The terms and provisions of the Plan shall be binding upon, and shall inure to the benefit of each Eligible Employee, Participant and their respective Estates.

    HEADINGS.

    The headings contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of the Plan.

    EMPLOYMENT OR OTHER RELATIONSHIP.

    Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

    GOVERNING LAW.

    This Plan shall be construed and enforced in accordance with the law of the State of New York, without reference to its conflict of law principles.

    INTERPRETATION.

Notwithstanding any other provision of this Plan or the provisions of any Option Agreement, ISO's granted hereunder and any Option Agreement entered into with a Participant who has been granted ISO's are intended to comply with all requirements for qualification under the Code, and shall be interpreted and construed in a manner that is consistent with such intention.